SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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SYNTEL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 1, 2007

Dear Shareholder:

It is my pleasure to invite you to attend Syntel’s 2007 Annual Meeting of Shareholders on Friday, June 15, 2007, at 10:00 a.m. The meeting will be held at the global headquarters of Syntel, Inc. located at 525 East Big Beaver Road, Suite 300, Troy, Michigan. If you need directions to Syntel’s global headquarters, please contact us at (248) 619-2800.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting, which will consist of the election of directors and ratifying the appointment of Syntel’s independent registered public accounting firm.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to complete, sign, and return your proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend. You may later revoke your proxy and vote in person at the meeting if you wish.

Sincerely,

Bharat Desai Chairman and Chief Executive Officer

SYNTEL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 15, 2007

The Annual Meeting of Shareholders of Syntel, Inc., a Michigan corporation, will be held on Friday, June 15, 2007, at 10:00 a.m., at Syntel’s global headquarters located at 525 East Big Beaver Road, Suite 300, Troy, Michigan. The purposes of the Annual Meeting are to:

1.	elect six directors to serve on Syntel’s Board of Directors;

2.	ratify the appointment of Crowe Chizek and Company LLC as Syntel’s independent registered public accounting firm for the current fiscal year; and

3.	conduct any other business that is properly raised at the meeting or any adjournment of the meeting.

Only shareholders of record at the close of business on May 25, 2007 may receive notice of and vote at the meeting.

By Order of the Board of Directors

June 1, 2007	Daniel M. Moore Chief Administrative Officer and Corporate Secretary

We would like shareholders to come to the meeting, but, even if you plan to attend, please sign and date the enclosed proxy and mail it promptly in the envelope provided.

SYNTEL, INC.

525 East Big Beaver Road, Suite 300

Troy, Michigan 48083

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, JUNE 15, 2007

Solicitation of Proxies

This proxy statement and the accompanying proxy are being distributed to shareholders of Syntel, Inc. (“Syntel” or the “Company”) in connection with the solicitation of proxies to be used at Syntel’s 2007 Annual Meeting of Shareholders. The proxy is your vote as a shareholder of Syntel on the matters presented at the Annual Meeting. The Annual Meeting will be held at Syntel’s global headquarters located at 525 East Big Beaver Road, Suite 300, Troy, Michigan, on Friday, June 15, 2007, at 10:00 a.m.

The enclosed proxy is solicited by Syntel’s Board of Directors. This Proxy Statement and the enclosed proxy were first mailed or given to shareholders beginning on June 1, 2007. Syntel’s 2006 Annual Report to Shareholders is also enclosed with this Proxy Statement.

Syntel will pay the entire cost of soliciting proxies. Syntel will arrange with brokerage houses, nominees, custodians, and other fiduciaries to send proxy soliciting materials to beneficial owners of the Common Stock at Syntel’s expense.

Revoking a Proxy

Any person giving a proxy has the power to revoke it at any time before it is voted. There are three ways to revoke your proxy: (1) you may deliver a written notice of revocation, dated after the date of your proxy, to the inspectors of the election at or before the Annual Meeting; (2) you may deliver a later-dated proxy to the inspectors of the election at or before the Annual Meeting; or (3) you may attend the Annual Meeting in person and vote your shares by ballot. If you decide to send your written notice of revocation or later-dated proxy to the inspectors of election before the Annual Meeting, please send it to the attention of the Chief Administrative Officer, Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083 so that it will arrive before June 15, 2007.

Record Date

The record date for determining shareholders entitled to vote at the Annual Meeting is May 25, 2007. Each of the shares of Syntel’s Common Stock issued and outstanding on that date and not held in an account for Syntel’s benefit is entitled to one vote on any matter voted on at the Annual Meeting. Abstentions and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as present at the Annual Meeting to determine whether a quorum exists.

MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

Under Syntel’s Restated Articles of Incorporation, as amended, all of the members of Syntel’s Board of Directors are elected each year to hold office for a one year term and until their successors are duly elected and qualified. There are currently seven members of the Board, but there are six nominees for election as the Board has taken action to reduce the number of director positions from seven to six effective as of the date of the

Annual Meeting. Messrs. George Mrkonic and James Swayzee are not standing for re-election to the Board and Mr. Prashant Ranade has been nominated to fill the vacancy that will remain after elimination of the seventh directorship.

As noted above, six directors are to be elected at this year’s Annual Meeting. Each director elected will serve a one year term ending at Syntel’s 2008 Annual Meeting of Shareholders. The nominees named below were recommended for nomination for election at this Annual Meeting of Syntel’s shareholders by the Board’s Nominating and Corporate Governance Committee and nominated by the full Board of Directors. Except where the authority to do so has been withheld, it is the intention of the persons named in the proxy provided with this proxy statement to vote to elect the nominees named below as directors.

The six nominees receiving the highest number of votes cast at the Annual Meeting in person or by proxy will be elected as directors. Shares not voted (whether by abstention, broker non-votes or otherwise) have no effect on the election. In case any nominee is unable or declines to serve, proxies will be voted for another person designated by the Board of Directors to replace the nominee. However, the Board of Directors does not anticipate this will occur. For the 2007 Annual Meeting of Shareholders, each proxy may be voted for no more than six director nominees.

Information concerning the nominees for election, with respect to age and positions with Syntel or other principal occupations for the past five years, follows.

Paritosh K. Choksi, age 54, is Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of ATEL Capital Group, a financial services management company, and has served in those capacities since April 2001. Mr. Choksi has been a director of Syntel since August 1997. Mr. Choksi has also been named the Lead Director of the Board of Directors and in that capacity chairs the Board of Directors in the absence of the Chairman of the Board and also chairs the executive sessions of the independent members of the Board of Directors.

Bharat Desai, age 54, is a co-founder of Syntel and serves as its Chairman of the Board and Chief Executive Officer and as a director. He has served as Syntel’s Chief Executive Officer and as a director since its formation in 1980 and has been the Chairman of Syntel’s Board of Directors since February 1999. He also served as Syntel’s President from its formation until December 2006. Mr. Desai is the spouse of Ms. Sethi.

Paul R. Donovan, age 60, is the President of Chairman’s View, a management consulting firm, and has held that position since February 2007. From September 2005 to January 2007, Mr. Donovan was a partner with Tatum LLC, an executive services firm. Prior to that, Mr. Donovan served as an Executive Vice President and CIO, Information Technology with ING Americas, a financial services company offering banking, insurance, and asset management services from October 1999 to September 2005. Mr. Donovan has been a director of Syntel since March 2006.

Prashant Ranade, age 54, served as the President and Chief Executive Officer of Siemens Group Logistics and Assembly Systems, NA (currently Dematic GmbH & Co. KG), a company that is principally involved in material handling logistics and automation, from May 2003 to November 2006. Mr. Ranade continues to serve on the board of directors at Dematic. From January 1999 to May 2003, Mr. Ranade was Senior Vice President of the Service group of Siemens Medical, which is principally involved in designing tic imaging equipment and hospital information systems. Mr. Ranade was recommended to the Nominating and Corporate Governance Committee as a nominee by Chairman and Chief Executive Officer Desai.

Vasant Raval, age 67, joined Creighton University in 1981 and has been a faculty member in the Department of Accounting since then. From January 2001 to June 2006, Dr. Raval also served as the Chair of the Department of Accounting. Dr. Raval has also served as Associate Dean and Director of Graduate Programs at Creighton’s College of Business Administration. Dr. Raval is also a director of InfoUSA, Inc., a provider of business and consumer information products, database marketing services, data processing services, and sales and marketing solutions. Dr. Raval has been a director of Syntel since January 2004.

Neerja Sethi, age 52, is a co-founder of Syntel and has served as Vice President, Corporate Affairs and a director since Syntel’s formation in 1980. Ms. Sethi is the spouse of Mr. Desai.

Board Recommendation

The Board recommends that you vote FOR the election of the nominees listed above.

Meetings and Committees of the Board of Directors

The Board of Directors meets regularly, at least once each quarter. During 2006, the Board of Directors held nine meetings. The standing committees established by the Board of Directors are described below. The Board of Directors has determined that each of Messrs. Choksi, Donovan, and Raval are independent under the listing standards of the National Association of Securities Dealers (“NASD”) in that such directors have no relationships which would interfere with their exercise of independent judgment in carrying out their responsibilities as a director.

Audit Committee. The Audit Committee is responsible for, among other things, appointing an independent registered accounting firm to conduct the independent audit of Syntel, periodically reviewing the qualifications of Syntel’s independent auditors, reviewing the scope and results of any audit, and reviewing fees charged by the independent auditors for audit service, non-audit service, and related matters. The Audit Committee met nine times during 2006. The members of the Audit Committee are Vasant Raval (Committee Chairperson), Paritosh K. Choksi, Paul R. Donovan, and George R. Mrkonic, Jr. Upon Mr. Mrkonic’s retirement from the Board, the remaining three members will continue on the Audit Committee. The Board has determined that Vasant Raval is an “audit committee financial expert” and that each member of the Audit Committee is independent and qualified to serve on the Committee under the NASD listing standards. The Audit Committee charter is available on Syntel’s website at www.syntelinc.com on the corporate governance page in the “investors” section of the website.

Compensation Committee. The Compensation Committee develops and monitors the executive compensation policies of Syntel. The Compensation Committee is responsible for the administration of all salary and incentive compensation plans, including bonuses, for the chief executive officer and other executive officers of Syntel. The Compensation Committee also administers Syntel's Amended and Restated Stock Option and Incentive Plan and the Amended and Restated Employee Stock Purchase Plan. The Compensation Committee met seven times during 2006. The members of the Compensation Committee are Paritosh K. Choksi (Committee Chairperson), Paul R. Donovan, and George R. Mrkonic, Jr. Upon Mr. Mrkonic’s retirement from the Board, the remaining two members will continue on the Compensation Committee. The Board has determined that each member of the Committee is independent under the NASD listing standards. The Compensation Committee charter is available on Syntel’s website at www.syntelinc.com on the corporate governance page in the “investors” section of the website.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors nominees, including nominees submitted by shareholders, who are qualified to serve on Syntel’s Board of Directors, to develop and periodically review corporate governance principles for Syntel, and oversee the evaluation of Board members and management. The Nominating and Corporate Governance Committee met three times during 2006. The members of the Nominating and Corporate Governance Committee are Paritosh K. Choksi (Committee Chairperson) and Vasant Raval. The Board of Directors has determined that each member of the Committee is independent under the NASD listing standards. The Nominating and Corporate Governance Committee charter is available on Syntel’s website at www.syntelinc.com on the corporate governance page in the “investors” section of the website.

The Nominating and Corporate Governance Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that it will consider such candidates on the same basis as it considers all director candidates. In considering director candidates, the Nominating and Corporate Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and qualified advisors. These factors may include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members and management, as well as shareholders. The Nominating and Corporate Governance Committee has retained third party search firms from time to time to identify and evaluate candidates, and the Committee is authorized to continue that practice. The Nominating and Corporate Governance Committee is authorized to engage or consult from time to time, as appropriate, at Syntel’s expense, consultants, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities. Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, Attn: Chief Administrative Officer.

Meeting Attendance and Shareholder Communications with Directors

During 2006, all current directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served. In 2006, one director attended the Annual Meeting of Shareholders. Syntel does not have a policy on individual director attendance at annual shareholder meetings. Shareholders may send written communications to the Board, committees of the Board, and individual directors by mailing those communications to our Corporate Secretary at Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, who will forward all such communications to the addressee(s). Shareholders may also communicate with the Board of Directors, or only with the independent directors, by means of the incident reporting process at www.mysafeworkplace.com.

Compensation of Directors

Directors who are also employees of Syntel do not receive any additional compensation for their service as a Director. Directors who are not employees of Syntel are paid a $25,000 annual retainer as well as $2,500 for attending in person each day of Board meetings and $1,250 for attending in person each day of committee meetings held in the United States and $7,500 for attending in person an informational meeting of the collective Board members held in India. The chairperson of the Audit Committee of the Board receives an additional annual retainer of $10,000 and all other committee chairpersons receive an additional annual retainer of $5,000. Upon being elected at an annual shareholder meeting or first being appointed to the Board, each non-employee director also receives, under Syntel’s Amended and Restated Stock Option and Incentive Plan, shares of restricted stock valued at $80,000, prorated for a partial year if first appointed between annual shareholder meetings. The number of shares issued to each such director is determined by dividing $80,000, or the prorated amount, by the closing price of the Syntel’s common stock on the day of the annual shareholder meeting or the day the director was first appointed. These restricted shares vest on the date of the next annual shareholder meeting after their issuance. Each new director is also entitled to receive a share of restricted stock for each share of Syntel stock purchased within 60 days of the first time they are appointed or elected to the Board of Directors, up to a maximum of 5,000 shares. These restricted shares vest one third on each of the first three anniversaries of the close of the 60 day period following appointment or election provided the director has retained all the shares purchased as part of this matching plan.

Director Compensation Table

The following table provides summary information concerning the compensation for the 2006 fiscal year of Syntel’s directors who are not executive officers named in the “Summary Compensation Table” below (each, a “Named Executive Officer”).

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)

Paritosh K. Choksi	56,250	58,800	3,187	-0-	118,236

Paul R. Donovan	36,250	80,207	-0-	-0-	116,457

George R. Mrkonic, Jr. (3)	48,750	59,262	9,105	-0-	117,117

Vasant Raval	56,250	59,262	-0-	-0-	115,512

Neerja Sethi (4)	-0-	-0-	-0-	-0-	-0-

James Swayzee (5)	21,875	23,301	-0-	2,500	47,676

(1)	These amounts represent the dollar amounts of compensation cost for 2006 recognized by Syntel in accordance with FAS 123R and, as such, include costs recognized in the financial statements during 2006 with respect to restricted stock granted during prior years. The grant date fair value of restricted stock awarded during 2006 was: Paritosh K. Choksi, $54,993; Paul R. Donovan, $182,997; George R. Mrkonic, Jr., $17,894; Vasant Raval, $17,894; and James Swayzee, $103,497. The aggregate number of shares of Common Stock issued as restricted stock awards and outstanding at December 31, 2006 was: Paritosh K. Choksi, 2,391; Paul R. Donovan, 8,123; George R. Mrkonic, Jr., 2,778; Vasant Raval, 2,778; and James Swayzee, 4,466.
(2)	These amounts represent the dollar amounts of compensation cost for 2006 recognized by Syntel in accordance with FAS 123R and, as such, include costs recognized in the financial statements during 2006 with respect to stock options granted in prior years. The aggregate number of unexercised stock options outstanding at December 31, 2006 was: Paritosh K. Choksi, 15,000.
(3)	Mr. Mrkonic is not standing for re-election at the Annual Meeting, but all of his restricted stock and options have vested or will vest prior to the Annual Meeting.
(4)	As an employee director Ms. Sethi does not receive any compensation for serving on Syntel’s Board of Directors.
(5)	Mr. Swayzee joined the Board of Directors on August 22, 2006 and, as a result, received $11,875 in retainers for the partial year of service. Furthermore, Mr. Swayzee is not standing for re-election at the Annual Meeting and, as a result, he will forfeit 2,500 of the 4,466 shares of restricted stock reflected in the table.

PROPOSAL 2. RATIFYING THE APPOINTMENT OF SYNTEL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of Crowe Chizek and Company LLC (“Crowe Chizek”) to serve as Syntel’s independent registered public accountant for the 2007 fiscal year requires the affirmative vote of a majority of the shares casting a vote on this proposal, in person or by proxy. Syntel’s 2007 fiscal year began on January 1, 2007 and will end on December 31, 2007. You may vote “for” or “against” or “abstain” from this proposal. Proxies received by Syntel will be voted in favor of approval of the ratification unless a contrary choice is indicated.

In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in Syntel’s and its shareholders’ best interests.

Board Recommendation

The Board recommends that you vote FOR ratification of the selection of Crowe Chizek to serve as Syntel’s independent registered public accountants for the 2007 fiscal year.

Independent Registered Public Accounting Firm

Crowe Chizek has audited Syntel’s financial statements since July 2004. A representative is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

The following table lists the aggregate fees for professional services rendered by Crowe Chizek for all “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” which pertain to the last two fiscal years.

	Fiscal Year Ended
	December 31, 2006	December 31, 2005
Audit Fees	$404,329	$306,250
Audit Related Fees	$16,900	$8,500
Tax Fees	-0-	$7,500
All Other Fees	$41,620	$23,245

Audit Fees represent fees for professional services rendered for the audit of the consolidated financial statements of Syntel, assistance with review of documents filed with the SEC, and the audit of management’s assessment of the effectiveness of internal control over financial reporting. Audit Related Fees represent professional fees in connection with the statutory audit services relative to two wholly-owned subsidiaries, Syntel Limited, an Indian company, and Syntel Deutschland GmbH, a German company, and the 401(k) plan for Syntel, Inc. Tax Fees represent fees for services related to tax compliance, tax advice, and tax planning. All Other Fees represent consultation on matters related to transfer pricing, dividends, and other advisory services.

Audit Committee Authorization of Audit and Non-Audit Services

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent audit firm engaged to conduct the annual statutory audit of Syntel’s consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management. The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the fiscal years ended December 31, 2006 and December 31, 2005.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent auditor’s independence, and has determined that, in its opinion, the activities performed by Crowe Chizek on Syntel’s behalf are compatible with maintaining their independence.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for, among other things, appointing an independent registered public accounting firm to conduct the independent audit of Syntel, periodically reviewing the qualifications of Syntel’s independent auditors, reviewing the scope and results of any audit, and reviewing fees charged by the independent registered public accounting firm for audit services, non-audit services, and related matters. The Board of Directors has adopted an Audit Committee Charter, which is available on Syntel’s website at www.syntelinc.com on the corporate governance page in the “investors” section of the website.

The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare Syntel’s financial statements, to plan or conduct audits, or to determine that Syntel’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Syntel’s management is responsible for preparing Syntel’s financial statements and for maintaining internal control. The independent registered public accounting firm is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of Syntel in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed Syntel’s audited consolidated financial statements with management and with Crowe Chizek, Syntel’s independent registered public accounting firm for the year ending December 31, 2006, both with and without management present. The Audit Committee has discussed with Crowe Chizek the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received from Crowe Chizek the written statements and the letter required by Independence Standards Board Standard No. 1, has discussed Crowe Chizek’s independence with them, and has considered the compatibility of non-audit services with the auditor’s independence. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, inclusion of the audited consolidated financial statements in Syntel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Vasant Raval, Chairperson

Paritosh K. Choksi

Paul R. Donovan

George R. Mrkonic, Jr.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation Discussion and Analysis explains all material elements of the compensation earned by or paid to each of the Named Executive Officers, including the basis for determining the elements of compensation and how they fit into Syntel’s overall compensation objectives.

Compensation Philosophy

The Compensation Committee (“the Committee”) believes that executive officers’ base salaries should be competitive with other leading information technology (“IT”) services companies with which Syntel competes for talent, that annual cash bonuses should be based on improved performance by Syntel, and that long-term incentive-based compensation should be used to link executive performance to shareholder interests, encourage stock ownership in Syntel, and provide an incentive to create long-term shareholder value. In addition, the Committee believes that all the components of compensation together should assist Syntel in attracting and retaining key executives critical to its long-term success.

The Committee understands the significance of its responsibilities and receives a significant amount of information and input as a reference and in support of its decision making. Executive compensation is based on the same principles used in developing compensation programs at all levels within Syntel. Syntel designs and administers total compensation programs to effectively attract, retain and reward talent necessary to accomplish established financial and non-financial goals. More specifically, total compensation programs are designed and administered to effectively attract and retain the executives necessary to successfully lead and manage the organization and to fairly reward executives for Company and individual performance.

Compensation is structured to ensure that a significant portion of compensation opportunity is directly related to Company stock performance and other factors that directly and indirectly influence shareholder value. To that end, the total compensation program for executive officers consists of the following components:

•	Base Salary

•	Annual Cash Bonus

•	Long-term Equity Grants

•	Certain Other benefits

An executive’s performance is reviewed and related compensation decisions are made on an annual basis (or as an executive’s duties and responsibilities change). Base salary, target incentive cash awards and target long-term equity awards are set after evaluating comparable executive positions in peer group companies, comparable executive positions in companies of similar revenue size in the IT industry and information gained from third party survey data. The target positions may be adjusted to reflect Syntel’s scale and scope. Total compensation is targeted to attract and retain key executives critical to Syntel’s long-term success.

As noted above, the Committee uses available survey data that aligns with Syntel’s sales volume and market capitalization, as well as the nature of the business and workforce, in determining the competitive positioning of pay. The composition of companies within the various surveys changes from time to time. The third party survey data was furnished by Hewitt and Associates in India and by Fred Cook & Associates in the United States. The peer group analysis and third party survey data represent “Market Data” when referenced throughout the Compensation Discussion and Analysis. The Committee also considers the recommendations of the Chief Executive Officer regarding total compensation for those executives reporting to him and of the President and Chief Operating Officer regarding total compensation for those executives reporting to him. The Human

Resources Division also provided the Committee historical and prospective components for each executive officer.

Determining Executive Compensation

Annually, the Committee conducts a thorough review and assessment of each Named Executive Officer’s performance, compensation, development objectives and succession strategies. The Committee reviews and makes recommendations to the Board for approval of executive compensation and executive compensation programs, performance objectives and financial targets. The Committee also evaluates the CEO’s performance and determines and approves the CEO’s compensation. The determination of the CEO’s compensation is made based on the measures and responsibilities deemed by the Committee to be relevant including appropriate market comparisons.

The CEO or President/COO reviews the performance of the other Named Executive Officers that report to each of them respectively on an annual basis and makes recommendations on their compensation.

On an annual basis, the Committee determines corporate financial goals and target awards in accordance with the terms of Syntel’s Short Term Incentive Plan (“STIP”). The Committee approves the awards to the Named Executive Officers individually on an annual basis consistent with the achievement of such goals. The Committee does on occasion make exceptions to payment in strict accordance with the STIP based on unusual or extraordinary circumstances.

The Committee annually approves the grant of stock, stock options and other stock-based awards to Syntel’s executive officers, and reviews such awards made under delegated authority to other employees, pursuant to the terms of Syntel’s Amended and Restated Stock Option and Incentive Plan. During 2006, the Committee awarded only restricted stock under Amended and Restated Stock Option and Incentive Plan.

The Committee references Market Data to ensure that executive compensation is in alignment with our compensation philosophy when Syntel achieves targeted performance. The Committee reviews each executive’s compensation by component and in aggregate, considering Market Data and such other factors as level of responsibility, internal equity, experience and performance.

To assist in its review of executive compensation, the Committee, in 2006, retained Hewitt and Associates to evaluate executive compensation and compensation programs in India. The consultant reported directly to the Committee and the Committee determined the consultant’s scope of work and fees. The Committee also received Market Data from Fred Cook & Associates in the United States. The use of an independent consultant provides additional assurance that Syntel’s executive compensation and compensation programs are reasonable and consistent with company objectives.

Due to increasing employment opportunities in India for highly qualified executive officers with global experience, the Committee has approved and may continue to approve total compensation packages for executive officers in India substantially above the median compensation contained in the Market Data.

Compensation Policy, Programs and Components

Base Salary

Base Salaries for the Named Executive Officers in India, Messrs. Godbole and Murugesh, are targeted to be highly competitive and substantially higher than the median compensation contained in the Market Data. Base salaries outside of India are targeted to generally correspond with the median of the range of salaries in the Market Data. Base salary is only one component of total compensation and may be affected by other components to ensure that total compensation meets compensation objectives.

Base salaries of Named Executive Officers are reviewed on an annual basis by the Compensation Committee. Increases in salary are based on an individual’s performance, level of pay compared to relevant Market Data, and other factors associated with attraction and retention of top talent. In February 2006, the Committee reviewed whether economic conditions would warrant consideration of annual salary increases for Company personnel effective January 1, 2006, including the Named Executive Officers. The Committee concluded that then-current economic conditions warranted such consideration. Syntel followed that recommendation with the exception of the CEO’s annual salary and the corresponding base salaries for Named Executive Officers are detailed in the Summary Compensation Table.

The Committee recommended a salary increase for the Chief Executive Officer. However, the Chief Executive Officer, as a significant shareholder, declined to accept the proposed salary increase.

Annual Cash Incentive

The Committee believes that the Named Executive Officers should have a portion of their total compensation earned through “at risk” pay-for-performance cash incentives. Annual compensation changes may be in the form of an adjustment to the base salary, a change in the incentive target amount or both depending on the competitive Market Data, the executive’s performance, the portion of the executive compensation that is intended to be “at risk”, and other factors associated with attraction and retention of top talent.

Annual cash incentives to the Named Executive Officers are subject to the terms of the Short Term Incentive Plan (“STIP”). Annual incentive awards are set as targeted amounts that may be adjusted up or down depending on the objective and qualitative performance measures and the other terms and conditions of awards as determined by the Committee.

In the last quarter of the preceding year or the first quarter of the current year, the Committee evaluates and approves the STIP Target for each Named Executive Officer. The STIP Target is generally established as a fixed dollar amount subject to increases or decreases and a maximum STIP payable based on company and individual performance for the year. The percentage of total compensation at risk under STIP generally increases as the individual executive’s responsibilities and influence on overall performance results increases. For the Named Executive Officers, the 2006 STIP target amounts are detailed in the Grants of Plan Based Awards Table.

In February 2006, the Committee established STIP target and threshold performance goals based on corporate revenue; diluted earnings per share; effective tax rate; and individual performance all subject to a specific payout schedule for each Named Executive Officer. The range of potential incentive amounts the executive could receive under the plan depended on the extent to which Syntel’s actual 2006 revenue; effective tax rate; and diluted earnings per share met or exceeded the threshold as well as a subjective evaluation of individual performance by that executive’s direct manager. Based on the company revenue; effective tax rate; and diluted earnings per share results achieved and the individual evaluation of each executive, the 2006 payout for each Named Executive Officer was calculated using the specific payout schedule for each executive officer. The Committee reviewed and approved all STIP payments.

The Committee recommended a cash incentive target for the CEO for 2006. However, the CEO, as a significant shareholder, declined to accept the proposed cash incentive target.

Equity Incentive Plan

The Amended and Restated Stock Option and Incentive Plan (the “Plan”) provides for the payment of equity and non-equity awards. Non-Qualified Stock Options, Incentive Stock Options, and Restricted Stock Awards are currently the only type of awards outstanding under the Plan and the former 1997 Stock Option and Incentive Plan.

The decision to grant stock-based awards, for the Named Executive Officers, is considered by the Committee on an annual basis. The Committee approved only the grant of restricted stock awards under the Plan during 2006. Grant size was determined based on input from the CEO and the COO. Individual restricted stock awards, for each of the named executives, are detailed in the Grants of Plan Based Awards Table.

Stock Ownership Requirements

The Committee seeks to encourage meaningful stock ownership by Syntel’s executives so as to align their interests more closely with the stockholders’ interest. In 2005, the Committee approved the Executive Stock Ownership Requirements Plan for senior officers.

“Stock Ownership” is defined to include all non-restricted and restricted stock owned by the officer directly. The minimum share ownership requirement for executive officers is 4,000 shares to be achieved within 3 years of the appointment as an executive officer.

Stock ownership levels must be maintained as long as the executive is employed by Syntel and is an executive officer. The Committee reviews the executives’ progress toward and compliance with the share ownership requirements on an annual basis.

As of December 31, 2006, all executive officers had met their stock ownership requirements with the exception of the newly appointed CFO who must reach the stock ownership requirements by December 2009.

Retirement Plans

The retirement plans available to executive officers are the same plans, a 401(k) plan for U.S.-based employees and a government mandated retirement plan for India-based employees, available to all other employees.

Health and Welfare Benefits

The health and welfare plans provided to the executive officers are the same plans available to all other employees.

Certain Other Benefits

Syntel provided perquisites to certain Named Executive Officers in 2006 as summarized below.

A. Housing accommodation was provided to Revathy Ashok from January 2006 to June 2006 and to Keshav Murugesh from January to December 2006.

B. Car Allowance—During 2006, cars were provided to Bharat Desai and a car and driver were provided to the following Named Executive Officers as follows:

1.	Revathy Ashok—From January 2006 to June 2006;

2.	Arvind Godbole—From August 2006 to December 2006;

3.	Keshav Murugesh—From January to December 2006.

C. Club Memberships—Club memberships were paid by Syntel at Oakland Hills Country Club and the Tournament Players Club for Bharat Desai.

D. Professional association dues were paid for Bharat Desai.

E. Telephone reimbursements were paid to Revathy Ashok and Keshav Murugesh.

Tax and Accounting Implications

Deductibility of Executive Compensation

Syntel ordinarily seeks to provide performance-based compensation that allows for maximum deductibility under Section 162(m) of the Internal Revenue Code of 1986 (the “Tax Code”) and related regulations. The Tax Code places a limit of $1 million on the amount of compensation that can be deducted for tax purposes for the executives listed in the Summary Compensation Table. However, tax deductibility is only one of the factors that is considered in any final decision regarding executive compensation. In order to best serve Syntel and the interests of its stockholders, Syntel may determine that payment of non-deductible compensation is necessary and appropriate to provide awards consistent with the overall philosophy and objectives of the compensation program. Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that compensation intended by Syntel to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, Syntel began accounting for stock-based payments under the Equity Incentive Plan in accordance with the requirements of FASB Statement 123(R).

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this proxy statement with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Syntel’s Annual Report on Form 10-K for the year ended December 31, 2006.

This report is submitted by the Compensation Committee of the Board of Directors.

PARITOSH K. CHOKSI, CHAIRPERSON

PAUL R. DONOVAN

GEORGE R. MRKONIC, JR.

Summary Compensation Table

The following table provides summary information concerning the compensation of Syntel’s Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer, and the three other most highly compensated executive officers of Syntel for the 2006 fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)		Total ($)

Bharat Desai	2006	300,000	—	—	—	—	—	62,535	(4)	362,535
Chairman and Chief Executive Officer

Arvind Godbole	2006	56,744	4,273	7,483	4,675	29,578	532	1,257	(6)	104,543
Chief Financial Officer and Chief Information Security Officer (5)

Revathy Ashok	2006	55,839	3,575	7,971	—	—		11,619	(8)	79,004
Former Chief Financial Officer (5) (7)

Lakshmanan Chidambaram	2006	150,000	—	85,053	—	300,000	—	—		535,053
Vice President, Sales

Keshav Murugesh	2006	175,091	—	374,556	35,371	198,029	1,991	35,062	(9)	820,100
President and Chief Operating Officer (5)

Raghunath Ramdas	2006	204,326	—	33,555	51,110	100,000	—	—		388,992
Senior Vice President, Finance and Corporate Services

(1)	These amounts represent the dollar amounts of compensation cost recognized during 2006 in accordance with accounting requirement FASB Statement SFAS No. 123R (“FAS 123R”) and, as such, include costs recognized in the financial statements during 2006 with respect to previously granted restricted stock. The assumptions used in this valuation are disclosed in Note 11 to Syntel’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named persons. The number of awards granted and other information related to the 2006 grants are detailed in the “Grants of Plan-Based Awards” table.
(2)	These amounts represent the dollar amounts of compensation cost recognized during 2006 in accordance with accounting requirement FAS 123R and, as such, include costs recognized in the financial statements during 2006 with respect to previously granted stock options. The assumptions used in this valuation are disclosed in Note 11 to Syntel’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named persons. No stock options were granted in 2006.
(3)	The amounts in this column represent the aggregate change in the actuarial present values during the fiscal year of each named person’s accumulated benefits under a pension fund for Syntel’s India based employees.
(4)	Represents perquisites of $62,535 that consist of $25,338 for the payment of club memberships, which are generally used for business purposes, but may be used from time to time for personal reasons, $22,802 as payment for leased automobiles, and $14,395 as payment for membership in professional organizations.

(5)	Other than the calculation of stock awards and option awards, the amounts given for Messrs. Godbole and Murugesh and Ms. Ashok were converted from Indian rupees. For purposes of the disclosures throughout this proxy statement, Indian rupees were converted to U.S. dollars by using the quarterly income statement rate used for GAAP reporting for the applicable month.
(6)	Represents perquisites of $1,257 that is the cost of providing a car and driver for part of the year.
(7)	Ms. Ashok ceased employment with Syntel and to serve as Syntel’s Chief Financial Officer on June 1, 2006.
(8)	Represents perquisites of $11,619 that consist of the cost of providing housing accommodation of $9,509, the cost of providing a car and driver of $1,274, telephone expense reimbursement of $23, and a contribution to the Provident Fund, an Indian defined contribution plan of $813.
(9)	Represents perquisites of $35,062 that consist of the cost of providing housing accommodation of $14,127, the cost of providing a car and driver of $20,794, and telephone expense reimbursement of $141.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Bharat Desai	—	—	—	—	—	—	—	—	—	—	—

Arvind Godbole	4/1/06	—	13,187	34,946	—	—	—	—	—	—	—
	9/11/06	—	—	—	—	—	—	1,000	—	—	21,850

Revathy Ashok (4)	1/1/06	—	26,485	39,728	—	—	—	—	—	—	—

Lakshmanan Chidambaram	1/1/06	—	100,000	300,000	—	—	—	—	—	—	—
	7/1/06	—	—	—	—	15,000	—	—	—	—	306,900

Keshav Murugesh	1/1/06	—	88,285	233,955	—	—	—	—	—	—	—
	7/1/06	—	—	—	—	50,000	—	—	—	—	1,023,000

Raghunath Ramdas	1/1/06	—	50,000	107,500	—	—	—	—	—	—	—
	9/14/06	—	—	—	—	3,000	—	—	—	—	67,440
	10/1/06	—	—	—	—	2,000	—	—	—	—	45,300

(1)	Set forth are estimated future payouts under the STIP. “Threshold” and “Target” amounts are the same under the STIP.
(2)	These columns report the number of shares of restricted stock granted under Syntel’s Amended and Restated Stock Option and Incentive Plan to each of the Named Executive Officers on the applicable dates. For grants other than Mr. Godbole’s, the restricted stock grant is a performance restricted stock grant divided in a pre-defined proportion with the vesting (lifting of restriction) of one portion based on Syntel’s overall annual performance and the vesting of the other portion based on the achievement of pre-defined long term goals of Syntel (“Performance Restricted Stock”). These stocks will vest over a period of five years (at each anniversary) in equal installments, subject to meeting the above pre-defined criteria of overall annual performance and achievement of the long-term goal. The restricted stock linked to overall annual performance would lapse (revert to Syntel) on non-achievement of the overall annual performance in the given year. However, the stock linked to achievement of the long term goal would roll over into a common pool and would lapse only on the non-achievement of the long term goal on or prior to the end of fiscal year 2012. Mr. Godbole’s shares vest 20% on each of the first five anniversary dates of the grant. Dividends on these shares of restricted stock accrue for the Named Executive Officer until the restriction lapses with respect to each portion of the award, whereupon they are paid to the Named Executive Officer. Dividends are paid at the same rate as dividends are paid to all shareholders.
(3)	This column reports the grant date fair value of each equity award granted in 2006 computed in accordance with FAS 123R.
(4)	The non-equity incentive plan awarded to Ms. Ashok was cancelled when she ceased employment with Syntel, effective June 1, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Name	Exercisable	Unexercisable

Bharat Desai	—	—		—	—	—	—		—	—		—

Arvind Godbole	450	600	(2)	—	15.30	6/24/13	—		—	—		—
	—	—		—	—	—	700	(3)	18,760	—		—
	—	—		—	—	—	1,000	(4)	26,800	—		—

Revathy Ashok (5)	—	—		—	—	—	—		—	—		—

Lakshmanan Chidambaram	2,200	—		—	13.75	12/21/11	—		—	—		—
	—	—		—	—	—	420	(6)	11,256	—		—
	—	—		—	—	—	—		—	15,000	(7)	402,000

Keshav Murugesh	39,000	—		—	14.86	5/13/12	—		—	—		—
	—	—		—	—	—	7,000	(8)	187,600	—		—
	—	—		—	—	—	3,750	(9)	100,500	—		—
	—	—		—	—	—	3,750	(10)	100,500	—		—
	—	—		—	—	—	—		—	50,000	(7)	1,340,000

Raghunath Ramdas	10,000	—		—	12.25	10/22/12	—		—	—		—
	6,000	4,000	(11)	—	14.07	5/16/13	—		—	—		—
	—	—		—	—	—	840	(12)	22,512	—		—
	—	—		—	—	—	—		—	3,000	(13)	80,400
	—	—		—	—	—	—		—	2,000	(14)	53,600

(1)	The dollar value of the unvested shares of restricted stock reported in the preceding column valued at the closing price of Syntel common stock on December 31, 2006, which was $26.80 per share.
(2)	Represents 600 of the 1,500 shares underlying options granted on June 24, 2003, which are scheduled to vest on June 24, 2007.
(3)	Represents 700 of the 1,000 shares of restricted stock granted on May 12, 2004, 300 of which (30% of the total grant) are scheduled to vest on May 12, 2007 and 400 of which (40% of the total grant) are scheduled to vest on May 12, 2008.
(4)	The restrictions on these shares of restricted stock lapse in annual installments of 20% of the shares granted on the first five anniversary dates of the grant date, which was September 11, 2006.
(5)	All of Ms. Ashok’s awards were cancelled when she ceased employment with Syntel effective June 1, 2006.
(6)	Represents 420 of the 600 shares of restricted stock granted on June 30, 2004, 180 of which (30% of the total grant) are scheduled to vest on June 30, 2007 and 240 of which (40% of the total grant) are scheduled to vest on June 30, 2008.
(7)	These shares of restricted stock were granted on July 1, 2006 and vest according to the description for Performance Restricted Stock given in footnote 4 to the “Grants of Plan Based Awards Table above.
(8)	Represents 7,000 of the 10,000 shares of restricted stock granted on June 30, 2004, 3,000 of which (30% of the total grant) are scheduled to vest on June 30, 2007 and 4,000 of which (40% of the total grant) are scheduled to vest on June 30, 2008

(9)	Represents 3,750 of the 5,000 shares of restricted stock granted on May 31, 2005, 1,250 of which (25% of the total grant) are scheduled to vest on each of May 31, 2007, May 31, 2008, and May 31, 2009.
(10)	Represents 3,750 of 5,000 shares of restricted stock granted on August 29, 2005, 1,250 of which (25% of the total grant) are scheduled to vest on each of August 29, 2007, August 29, 2008, and August 29, 2009.
(11)	Represents 4,000 of the 10,000 shares underlying options granted on May 16, 2003, which are scheduled to vest on May 16, 2007.
(12)	Represents 840 of the 1,200 shares of restricted stock granted on June 30, 2004, 360 of which (30% of the total grant) are scheduled to vest on June 30, 2007 and 480 of which (40% of the total grant) are scheduled to vest on June 30, 2008
(13)	These shares of restricted stock were granted on September 14, 2006 and vest according to the description for Performance Restricted Stock given in footnote 4 to the “Grants of Plan Based Awards Table above.
(14)	These shares of restricted stock were granted on October 1, 2006 and vest according to the description for Performance Restricted Stock given in footnote 4 to the “Grants of Plan Based Awards Table above.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Bharat Desai	—	—	—	—

Arvind Godbole	—	—	200	4,384

Revathy Ashok	—	—	1,250	28,750

Lakshmanan Chidambaram	5,000	46,339	120	2,455

Keshav Murugesh	15,000	113,796	4,500	96,833

Raghunath Ramdas	—	—	240	4,910

(1)	Value Realized on Exercise is calculated by multiplying the number of shares exercised times the sales price minus the option price.
(2)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

2006 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Bharat Desai	—	—	—	—

Arvind Godbole	Gratuity Plan	6	7,406	-0-

Revathy Ashok	—	—	—	—

Lakshmanan Chidambaram	—	—	—	—

Keshav Murugesh	Gratuity Plan	5	29,652	-0-

Raghunath Ramdas	—	—	—	—

In accordance with the Payment of Gratuity Act, 1972 of India, Syntel’s Indian subsidiary provides for gratuity, a defined retirement benefit plan (the “Gratuity Plan”) covering eligible employees. The Gratuity Plan provides a lump sum payment to vested employees at retirement, death, incapacitation, or termination of employment, based on the respective employee's salary and the term of employment.

Potential Payments Upon Termination or Change-in-Control

Under the terms of Syntel’s Amended and Restated Stock Option and Incentive Plan (the “Plan”) and the stock option agreements and restricted stock agreements (collectively the “Agreements”) entered into with Named Executive Officers under the Plan, if a Named Executive Officer has a “Change in Position” subsequent to a “Change in Control”, any unvested stock options become fully vested and exercisable in full and may be exercised within three months after the “Change in Position” occurs and the remaining restriction period on any restricted stock granted under the Plan immediately lapses and the shares become fully transferable.

Under the Plan a “Change in Position” is defined to be: (i) involuntary termination of the Named Executive Officer’s employment; or (ii) a significant reduction in the duties, responsibilities, compensation and/or fringe benefits of the Named Executive Officer, or the assignment to the Named Executive Officer of duties inconsistent with the Named Executive Officer’s position (all as in effect immediately prior to a Change in Control), whether or not the Named Executive Officer voluntarily terminates employment as a result.

Under the Plan, a “Change in Control” is defined to be the occurrence of any of the following events that do not involve a person or entity that was a shareholder of Syntel at the time the Plan was adopted: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of Syntel’s outstanding Common Stock in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of Syntel’s assets to any person, firm or corporation; or (iii) a merger or similar transaction between Syntel and another entity if Syntel’s shareholders do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction.

The following table sets forth the estimated benefit to the respective Named Executive Officer assuming that the noted event occurred on December 31, 2006 and, where applicable, using the closing price of Syntel’s common stock on December 31, 2006, which was $26.80 per share. While the amounts shown and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the Named Executive Officers in the event that the noted below had occurred on December 31, 2006, the actual amounts due to the Named Executive Officers upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the Plan and the Agreements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefit	Termination w/o Cause or for Good Reason	After Change in Control Change in Position		Voluntary Termination	Death	Disability	Change in Control

Bharat Desai	—	—	—		—	—	—	—

Arvind Godbole	Stock Option Vesting Acceleration	-0-	$6,900	(1)	-0-	-0-	-0-	-0-
	Lapsing of Restrictions on Restricted Stock	-0-	$45,560	(2)	-0-	-0-	-0-	-0-

Revathy Ashok	—	—	—		—	—	—	—

Lakshmanan Chidambaram	Stock Option Vesting Acceleration	-0-	-0-		-0-	-0-	-0-	-0-
	Lapsing of Restrictions on Restricted Stock	-0-	$413,256	(2)	-0-	-0-	-0-	-0-

Keshav Murugesh	Stock Option Vesting Acceleration	-0-	-0-		-0-	-0-	-0-	-0-
	Lapsing of Restrictions on Restricted Stock	-0-	$1,728,600	(2)	-0-	-0-	-0-	-0-

Raghunath Ramdas	Stock Option Vesting Acceleration	-0-	$50,920	(1)	-0-	-0-	-0-	-0-
	Lapsing of Restrictions on Restricted Stock	-0-	$156,512	(2)	-0-	-0-	-0-	-0-

(1)	Represents the aggregate intrinsic value of the accelerated vesting of the Named Executive Officer’s unvested stock options.
(2)	Represents the aggregate intrinsic value of the lapsing of restrictions on the Named Executive’s restricted stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, with respect to Syntel’s equity compensation plans, (i) the number of shares of common stock to be issued upon the exercise of outstanding options, (ii) the weighted average exercise price of outstanding options, and (iii) the number of shares remaining available for future issuance, as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity compensation plans approved by shareholders	208,869	13.07	2,300,434
Equity compensation plans not approved by shareholders	—	—	—

TOTAL	208,869	13.07	2,300,434

ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table provides information about the beneficial ownership of Syntel's Common Stock by (i) any person or entity known by the management of Syntel to have been the beneficial owner of more than five percent of Syntel's outstanding Common Stock as of April 27, 2007, (ii) the nominees, present directors, and Named Executive Officers of Syntel, and (iii) by all directors and executive officers of Syntel as a group. There were 41,121,817 shares of Syntel Common Stock outstanding on April 27, 2007.

Name and Address	Number of Shares Beneficially Owned (1)		Percent of Class

Bharat Desai 525 East Big Beaver Road, Suite 300 Troy, Michigan 48083	18,005,742	(2)	43.8%

Neerja Sethi Irrevocable Trust Dtd 2/28/97 I 525 East Big Beaver Road, Suite 300 Troy, Michigan 48083	4,659,346	(3)	11.3%

Neerja Sethi Irrevocable Trust Dtd 2/28/97 II 525 East Big Beaver Road, Suite 300 Troy, Michigan 48083	4,659,346	(3)	11.3%

Parashar Ranade 701 Brickell Ave., Suite 870 Miami, Florida 33131	9,618,692	(4)	23.4%

Neerja Sethi 525 East Big Beaver Road, Suite 300 Troy, Michigan 48083	10,458,408	(5)	25.43%

Revathy Ashok	1,250		*

Name and Address	Number of Shares Beneficially Owned (1)		Percent of Class

Lakshmanan Chidambaram	15,600	(6)	*

Paritosh K. Choksi	46,411	(6)	*

Paul R. Donovan	13,123	(6)	*

Arvind Godbole	2,750	(6)	*

George R. Mrkonic, Jr.	29,120	(6)	*

Keshav Murugesh	106,750	(6)	*

R. S. Ramdas	37,453	(6)	*

Prashant Ranade	-0-

Vasant Raval	7,880	(6)	*

James C. Swayzee	6,966	(6)	*

All Directors and Executive Officers as a group (18 persons)	28,793,889	(6)	70.0%

*	Less than 1%.
(1)	For the purpose of this table, a person or group is deemed to have “beneficial ownership” of any shares as of a given date which such person has voting power, investment power, or has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person. Except as otherwise noted, each beneficial owner of more than five percent of Syntel's Common Stock and each director and executive officer has sole voting and investment power over the shares reported. With respect to the restricted Common Stock of Syntel shown as owned by certain executive officers, the executive officers have voting power but no investment power.
(2)	Mr. Desai holds shared voting and dispositive power for the (a) 4,659,346 shares held by the Neerja Sethi Irrevocable Trust Dtd 2/28/97 I, (b) 4,659,346 shares held by the Neerja Sethi Irrevocable Trust Dtd 2/28/97 II, (c) 75,000 shares held by the Neerja Sethi Irrevocable Trust Dtd 5/17/97 I, (d) 75,000 shares held by the Neerja Sethi Irrevocable Trust Dtd 5/17/97 II, of which trusts Mr. Desai is a co-trustee with Mr. Ranade, and (e) 1,800 shares held in several educational trusts for the benefit of other individuals, of which trusts Mr. Desai is a trustee. Mr. Desai disclaims beneficial ownership of shares held by these trusts.
(3)	These shares are also included under both Messrs. Desai’s and Ranade’s ownership as they are co-trustees for these trusts and share voting and dispositive power for these shares of Common Stock.
(4)	Mr. Ranade holds shared voting and dispositive power for (a) 4,659,346 shares held by the Neerja Sethi Irrevocable Trust Dtd 2/28/97 I, (b) 4,659,346 shares held by the Neerja Sethi Irrevocable Trust Dtd 2/28/97 II, (c) 75,000 shares held by the Neerja Sethi Irrevocable Trust Dtd 5/17/97 I, (d) 75,000 shares held by the Neerja Sethi Irrevocable Trust Dtd 5/17/97 II, (e) 75,000 shares held by the Bharat Desai Irrevocable Trust Dtd 5/17/97 I, and (f) 75,000 shares held by the Bharat Desai Irrevocable Trust Dtd 5/17/97 II, of which trusts Mr. Ranade is a co-trustee. Mr. Ranade disclaims beneficial ownership of shares held by these trusts.
(5)

Ms. Sethi holds shared voting and dispositive power for the (a) 75,000 shares held by the Bharat Desai Irrevocable Trust Dtd 5/17/97 II, (b) 75,000 shares held by the Bharat Desai Irrevocable Trust Dtd 5/17/97 II, of which trust Ms. Sethi is a co-trustee with Mr. Ranade, and (c) 6,250 shares held in several educational trusts for the benefit of other individuals, of which Ms. Sethi is a trustee. Ms. Sethi disclaims beneficial ownership of shares held by these trusts and of the shares held by her spouse, Mr. Desai.

(6)	The number of shares shown in the table includes the following number of shares which the person specified may acquire within 60 days by exercising options which were unexercised on May 25, 2007: Paritosh K. Choksi, 15,000; Arvind Godbole, 1,050; Keshav Murugesh, 39,000; Raghunath Ramdas, 20,000, and all directors and executive officers as a group, 75,050. The number of shares shown in the table includes the following number of shares which are represented by shares of restricted Common Stock which are not vested: Lakshmanan Chidambaram, 15,420; Paritosh K. Choksi, 2,391; Paul R. Donovan, 5,725; George R. Mrkonic, Jr., 2,778; Keshav Murugesh, 64,500; Raghunath Ramdas, 5,840; Vasant Raval, 2,778; James Swayzee, 4,466; and all directors and executive officers as a group, 161,373.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Syntel’s executive officers and directors, and persons who own more than ten percent of a registered class of Syntel’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten percent shareholders are required by regulations of the SEC to furnish Syntel copies of all Section 16(a) forms they file.

Based solely on Syntel’s review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Syntel believes that, except for the following, its officers, directors and greater than ten percent beneficial owners met all applicable filing requirements during the last year. The following persons filed the listed reports after their due dates: Bharat Desai, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction; Paul R. Donovan, one Form 3 Initial Statement of Beneficial Ownership of Securities and one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction; Arvind Godbole, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction; Raghunath Ramdas, one Form 3 Initial Statement of Beneficial Ownership of Securities; Neerja Sethi one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction; and James Swayzee, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction.

Shareholder Proposals for 2008 Annual Meeting

Shareholder proposals to be presented at the 2008 Annual Meeting of Shareholders must be received by Syntel not later than January 19, 2008 if they are to be included in Syntel’s Proxy Statement for the 2008 Annual Meeting of Shareholders. Such proposals should be addressed to the Secretary at Syntel's executive offices.

Shareholder proposals to be presented at the 2008 Annual Meeting of Shareholders which are not to be included in Syntel’s Proxy Statement for that meeting must be received by Syntel not before March 17, 2008 and not later than April 16, 2008; or, for any special meeting of shareholders, no later than 10 days after the day of the public announcement of the date of the special meeting in accordance with the procedures contained in Syntel’s Bylaws. Such proposals should be addressed to the Secretary at Syntel’s executive offices.

Other Matters

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the 2007 Annual Meeting of Shareholders other than the matters described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the proxy in accordance with their judgment on those matters.

By Order of the Board of Directors,

Daniel M. Moore Secretary

June 1, 2007

	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1
ADD 2
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ADD 6

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Paritosh K. Choksi	☐	☐	02 - Bharat Desai	☐	☐	03 - Paul R. Donovan	☐	☐

04 - Prashant Ranade	☐	☐	05 - Vasant Raval	☐	☐	06 - Neerja Sethi	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Crowe Chizek and Company LLC as the independent and registered public accounting firm for the current fiscal year.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

Please sign exactly as your name(s) appears on this Proxy. If your shares are held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include their title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy – Syntel, Inc.

Proxy Solicited on Behalf of the Board of Directors

For the Annual Meeting of Shareholders – June 15, 2007

The undersigned appoints Bharat Desai and Daniel M. Moore, and each of them individually, as proxies with full power of substitution and revocation to vote, as designated on the reverse side of this proxy, all the shares of common stock of Syntel, Inc. held of record by the undersigned on May 25, 2007, with all powers that the undersigned would possess if personally present, at Syntel, Inc.’s annual meeting of shareholders to be held on June 15, 2007, or at any adjournment thereof.

In their discretion, proxies are authorized to vote upon such other business as may properly be brought before the meeting.

When properly executed, this proxy will be voted in the manner specified by the undersigned shareholder. If no instructions are specified, this proxy will be voted FOR each of the nominees and proposals listed on the reverse side.